UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2014

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, effective March 1, 2014, Deborah M. Fretz resigned from the board of directors (the “Board”) of Niska Gas Storage Partners LLC (the “Company”).  Ms. Fretz was one of the three independent directors serving on the Company’s audit committee.  Section 303A.07(a) of the New York Stock Exchange (the “NYSE”) corporate governance listing standards requires all publicly-traded companies to have at least three independent directors serving on its audit committee.  As a result of Ms. Fretz’s resignation, the Company is not in compliance with this listing standard.  The Company provided notice to the NYSE of this noncompliance on March 6, 2014.  The Board intends to appoint another independent director to the Board and to the audit committee or to otherwise have three independent directors serving on its audit committee as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: March 12, 2014	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel & Corporate Secretary